EXHIBIT 23.1
CONSENT OF CHERRY, BEKAERT & HOLLAND, L.L.P.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 333-77237, 33-83304, and 333-113812 on Forms S-8 of our report dated December 15, 2006, relating to the financial Statements of the Rock-Tenn Company 1993 Employee Stock Purchase Plan, appearing in this Annual Report on Form 11-K of Rock-Tenn Company for the year ended September 30, 2006.
/s/ Cherry, Bekaert & Holland LLP
Atlanta, Georgia
December 20, 2006